EXHIBIT 10.2

VOTING, SUPPORT AND RESTRICTIVE COVENANT AGREEMENT

This VOTING, SUPPORT AND RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2018, by and among (i) Federal Street Acquisition Corp., a Delaware corporation (“Parent”), and Agiliti, Inc., a Delaware corporation (“PubCo”, and together with Parent, the “Parent Parties”), on the one hand and (ii) IPC/UHS, L.P. and IPC/UHS Co-Investment Partners, L.P., each a Delaware limited partnership (the “Stockholders”), and Irving Place Capital Management, L.P., a Delaware limited partnership (“IPC”, and together with the Stockholders, the “IPC Parties”), on the other hand.

RECITALS

A.                                    Concurrently with the execution and delivery of this Agreement, Parent, PubCo, Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Parent Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Company Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent Merger Sub (“Company Cash Merger Sub”), the Stockholders, and UHS HoldCo, Inc. a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, the parties to the Merger Agreement will enter into a business combination transaction pursuant to which Parent Merger Sub shall merge with and into Parent, with Parent surviving such merger (the “Parent Merger”), and immediately after the Parent Merger, Company Equity Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 1”), and immediately after Company Merger 1, Company Cash Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 2”, and together with Company Merger 1, the “Company Mergers”, and the Company Mergers collectively with the Parent Merger, the “Mergers”), as a result of which, and following certain internal contributions, Parent and the Company will become direct or indirect wholly-owned Subsidiaries of PubCo and PubCo will become a publicly traded company, the equity holders of Parent will receive equity of PubCo, and the equity holders of the Company will receive cash and shares of PubCo common stock, as applicable, in exchange for their capital stock and other equity interests in the Company (such cash and PubCo common stock collectively, the “Acquisition Consideration”).

B.                                    The Stockholders agree to enter into Section 2 and Section 3 of this Agreement with respect to (a) all common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that the Stockholders own, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, (b) any security convertible or exchangeable into Company Common Stock (together with Company Common Stock, the “Subject Securities”), and (c) any additional shares of Subject Securities that the Stockholders may hereinafter acquire.

C.                                    The Stockholders are the beneficial or record owners, and have either sole or shared voting power over such number of shares of Subject Securities as are indicated on Schedule A attached hereto.

D.                                    As a condition and inducement to the Parent Parties’ willingness to enter into the Merger Agreement, the Parent Parties desire that the Stockholders agree, and the

Stockholders are willing to agree, on terms and conditions set forth herein, not to Transfer (as defined below) any of their Subject Securities, and to vote all of their shares of Subject Securities in a manner so as to facilitate consummation of the Mergers.

E.                                     In executing the Merger Agreement and agreeing to pay the Merger Consideration, as defined therein, the Parent Parties considered the Company’s substantial goodwill and the retention of the Company’s Confidential Information (as defined herein) to be valuable assets and an essential inducement to the execution of the Merger Agreement and the consummation of the transactions contemplated thereby.

F.                                      The parties hereto acknowledge and agree that the IPC Parties could substantially dilute the value of such goodwill and Confidential Information by soliciting or hiring the employees of the Parent Parties, the Company and their Subsidiaries.

G.                                    The IPC Parties have agreed to accept certain restrictions as set forth in this Agreement in connection with the Mergers in order to induce the Parent Parties to enter into the Merger Agreement and consummate the Merger, and the Parent Parties would not enter into the Merger Agreement absent the IPC Parties’ agreement to the restrictions set forth in this Agreement.

H.                                   The Stockholders are holders of Company Common Stock and, pursuant to the Merger Agreement and by virtue of the Mergers, each IPC Party will directly or indirectly receive substantial payment and other valuable consideration from the Parent Parties in exchange for Company Common Stock as specified in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.  When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms.

“Subsidiary” shall have the meaning set forth in the Merger Agreement and, for the avoidance of doubt, upon the Closing the Company and its Subsidiaries shall be direct or indirect Subsidiaries of PubCo and Parent for all purposes hereunder.

“Transfer” shall mean any direct or indirect offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), of any Subject Securities or interest in any Subject Securities, excluding, for the avoidance of doubt, entry into this Agreement and the Merger Agreement.

2.                                      Agreement to Retain the Subject Securities.

2.1                               No Transfer of Subject Securities.  From the date hereof until the Expiration Time, each Stockholder agrees, with respect to any Subject Securities currently or hereinafter beneficially owned or owned of record by it, not to (a) Transfer any such Subject Securities or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy or power of attorney with respect thereto; provided that each Stockholder may Transfer any such Subject Securities to any of its Affiliates if the transferee of such Subject Securities evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Stockholder.

2.2                               Additional Purchases.  Each Stockholder agrees that any Subject Securities that it purchases or otherwise hereinafter acquires or with respect to which it otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities set forth on Schedule A attached hereto.

2.3                               Unpermitted Transfers.  Any Transfer or attempted Transfer of any Subject Securities, including New Subject Securities, in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio.

3.                                      Agreement to Consent and Approve.

3.1                               Stockholders’ Agreement to Vote and Approve.

(a)                                 Following the date hereof, PubCo intends to file with the SEC a registration statement on Form S-4 in connection with the issuance of the shares of PubCo Common Stock in the Mergers (the “Form S-4”).  Each Stockholder irrevocably and unconditionally agrees that, except as otherwise agreed with PubCo, on the second Business Day following the date on which the Form S-4 is declared effective by the SEC, such Stockholder shall execute and deliver to the Secretary of the Company (with a copy to the Parent Parties) a written consent covering the Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Stockholder in favor of the approval of the adoption of the Merger Agreement and the approval of the Company Mergers and the other transactions contemplated thereby. Such written consent shall be substantially in the form attached hereto as Exhibit A. Following the execution and delivery of the written consent, each Stockholder shall not amend, revoke, withdraw or repudiate such written consent.  Such written consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable.  From and after the date hereof until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby.

(b)                                 Each Stockholder irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time (the “Voting Period”), at any meeting of the shareholders of the Company or any adjournment or postponement thereof, or in connection with any action by written consent of the shareholders of the Company, it shall: (a) appear at each such meeting or otherwise cause all Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Stockholder to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, the Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Stockholder, (i) against any Acquisition Proposal with any Person other than with the Parent Parties or their Subsidiaries, (ii) against any action that would be a breach of the Company’s representations, warranties, covenants or agreements in the Merger Agreement, and (iii) against any other action or proposal that could reasonably be expected to prevent, impede, interfere with, postpone or adversely affect the transactions contemplated by the Merger Agreement or the Ancillary Agreements.

(c)                                  For the avoidance of doubt, each Stockholder shall retain at all times the right to vote any Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Stockholder in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 3 that are at any time or from time to time presented for consideration to the Company’s shareholders.

3.2                               Waiver of Appraisal Rights.  Each Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters’ rights and any similar rights relating to the Mergers or any other transaction contemplated by the Merger Agreement that such Stockholder may have (including under Section 262 of DGCL) by virtue of, or with respect to, any outstanding shares of Company Common Stock or other equity securities owned of record or beneficially by such Stockholder.  Each Stockholder shall not, and shall cause its Affiliates not to, bring, commence, institute, maintain, prosecute, participate or join in or voluntarily aid (and agrees to take all actions necessary to opt out of any class in any class action with respect to) any claim or Action (derivative or otherwise) in law or in equity in any court or before any Governmental Entity, against any Parent Party or its Subsidiaries or the Company or its Subsidiaries or any of their respective successors or assigns or any other Person (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or prevent, impair or delay the consummation of the transactions contemplated hereby or thereby, or (ii) alleging the execution and delivery of the Merger Agreement by any Parent Party or its Subsidiaries or the Company, the approval of the Merger Agreement by the board of directors of any Parent Party or its Subsidiaries or the Company, or any other action in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby breached any fiduciary duty of any Person.

4.                                      Non-Solicitation/Non-Hire of Employees.  As an inducement to the Parent Parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, each IPC Party hereby covenants and agrees that during the period commencing on the date hereof and ending on the second anniversary of the Closing Date (the “Restrictive Period”) (a) such IPC Party shall not (and shall cause their affiliated investment funds, management companies and controlled Affiliates to not, on their own behalf or on behalf of any third party)

solicit for hire or hire Tom Leonard, Jim Pekarek, Kevin Ketzel and Bettyann Bird (each, a “Restricted Executive Team Member”), and (b) such IPC Party shall not direct or encourage its Affiliates to, on their own behalf or on behalf of any third party, solicit for hire or hire any Restricted Executive Team Member, in each case, without the prior written consent of the Parent Parties (which consent may be withheld in the Parent Parties’ sole and absolute discretion).  Notwithstanding the foregoing, the following actions shall not be deemed to be in violation of this Section 4: (a) solicitations to hire of a general nature, including the placement of general advertisements or utilizing a search firm, in each case that are not targeted specifically towards employees of the Parent Parties, the Company or their Subsidiaries, or (b) soliciting or hiring any Restricted Executive Team Member who has not been employed by the Parent Parties, the Company or any of their Subsidiaries for at least twelve (12) months prior to such solicitation or hiring. For purposes of this Agreement the term “controlled Affiliates” shall mean those Affiliates of the IPC Parties where the IPC Parties, own or control, directly or indirectly, more than 50% of the outstanding equity or voting power of such Affiliate.

5.                                      Confidentiality.

5.1                               Each IPC Party hereby covenants and agrees that during the Restrictive Period it will not, and will cause its affiliated investment funds, management companies and its controlled Affiliates who receive access to Confidential  Information to not, at any time (i) use for the benefit, purposes or account of such IPC Party or any other person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside of the Parent Parties, the Company and their Subsidiaries any non-public, proprietary or confidential information, including trade secrets, “know-how”, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property and information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, payors, referral sources, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals, in each case, concerning the past, current or planned business, activities and operations of the Parent Parties, the Company or their Subsidiaries (“Confidential Information”) without the prior written authorization of the Parent Parties (which authorization may be withheld in the Parent Parties’ sole and absolute discretion); provided, that each IPC Party and its Affiliates may disclose Confidential Information (i) to such Stockholder’s attorneys, agents, advisors and other representatives who need to know such Confidential Information for purposes of advising such IPC Party and its Affiliates with respect to tax matters and/or in connection with such IPC Party’s and its Affiliates’ rights and obligations under the Merger Agreement and who are instructed to maintain such Confidential Information in confidence (provided that such IPC Party shall be responsible for any breach of this Section 5 by any such attorney, agent, advisor or other representative) and (ii) such IPC Party and its Affiliates may use the Confidential Information in connection with enforcing its rights and fulfilling its obligations under this Agreement, the Merger Agreement and the other documents related thereto.

5.2                               “Confidential Information” shall not be deemed to include any information that is (i) generally known to the public or in the industry in which the Company or its Subsidiaries operate other than as a result of an IPC Party’s breach of this Section 5, (ii) received from a third party not known by such IPC Party to be bound by an obligation of confidentiality with respect thereto, (iii) independently developed without use of or reliance upon the Confidential

Information, or (iv) required by law to be disclosed; provided that such IPC Party shall give prompt written notice to the Parent Parties of such requirement, disclose no more information than is so required, and cooperate (at the Parent Parties’ sole cost and expense) with any reasonable attempts by the Parent Parties to obtain a protective order or similar treatment.  Notwithstanding the foregoing, nothing in this Agreement shall restrict the ability of any of the IPC Parties and their Affiliates from providing the financial results achieved by the IPC Parties or any of their Affiliates with respect to their beneficial interest in the Company and its Subsidiaries and such other information as the IPC Parties and their Affiliates provide in the ordinary course of their business to their current or prospective limited partners, provided that such limited partners agree to keep such information confidential.

5.3                               The Parent Parties acknowledge that the IPC Parties or their Affiliates’ directors, officers or employees may serve as directors of portfolio companies of investment funds managed by the IPC Parties, and the Parent Parties agree that such portfolio companies will not be deemed to have received Confidential Information solely because any such individual serves on the board of such portfolio company; provided, that such individual has not provided such portfolio company or any other director, officer, employee or other representative of such portfolio company with Confidential Information or used Confidential Information in connection therewith.

5.4                               The Parent Parties acknowledge that the IPC Parties’ investment in the Company will inevitably enhance the knowledge and understanding of the directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) (collectively, “Representatives”) of the IPC Parties of the Company’s industries in a way that cannot be separated from their other knowledge and the Company agrees that this Agreement shall not restrict such Representatives’ use of such overall knowledge and understanding of such industries, including in connection with the purchase, sale, consideration of, and decisions related to other investments and serving on the board of such investments.

5.5                               Nothing in this Section 5 shall prohibit the IPC Parties and their Representatives from using Residual Knowledge (as defined below) for any purpose, subject to any valid patents, copyrights, trademarks and service marks of the Company. “Residual Knowledge” means ideas, concepts, know-how or techniques related to Confidential Information that is retained in the unaided memories of such Representatives who have had access to such Confidential Information. A person’s memory will be considered to be unaided if the person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently disclosing it.

6.                                      Representations and Warranties of the IPC Parties.  Each IPC Party hereby represents and warrants to the Parent Parties as follows:

6.1                               Authority; Binding Obligation.  Such IPC Party has all requisite organizational power and authority to execute, deliver and perform this Agreement.  The execution by the such IPC Party of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required limited partnership or similar corporate action on the part of such IPC Party, and no other proceedings on the part of such IPC Party are required to authorize this Agreement or to perform such IPC Party’s obligations hereunder.  This Agreement has been duly executed and delivered by such IPC Party and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of such IPC Party, enforceable against such IPC Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by the bankruptcy, reorganization, insolvency, moratorium and similar Laws of general application relating to or affecting the enforcement of rights of creditors and general principles of equity.

6.2                               Ownership of the Subject Securities.  As of the date hereof, each Stockholder (a) is the beneficial or record owner of the shares of Subject Securities indicated on Schedule A hereto, free and clear of any and all mortgages, pledges, security interests, charges, claims or restrictions, other than those created by this Agreement or as disclosed on Schedule A, and (b) has sole voting power over all of the shares of Subject Securities beneficially owned or owned of record by it.  As of the date hereof, no IPC Party owns, beneficially or of record, any capital stock or other securities of the Company or any of its Subsidiaries other than the shares of Subject Securities set forth on Schedule A.  As of the date hereof, no IPC Party owns, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of the Company except as set forth on Schedule A.

6.3                               Acknowledgement of Reliance. Such IPC Party acknowledges and agrees that: (i) the covenants and agreements contained in Section 4 and Section 5 (the “Restrictive Covenants”) are necessary, fundamental and required for the protection of the goodwill of the Company and its Subsidiaries directly or indirectly acquired by the Parent Parties pursuant to the Merger Agreement; (ii) the Restrictive Covenants relate to matters that are of a special, unique and extraordinary value; (iii) a breach by such IPC Party of any of the Restrictive Covenants will result in irreparable harm and damages that cannot be adequately compensated by a monetary award and, accordingly, the Parent Parties will be entitled to injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) such IPC Party is a direct or indirect holder of Company Common Stock, and, pursuant to the Merger Agreement and by virtue of the Merger, such IPC Party will directly or indirectly receive substantial payment and other valuable consideration from the Parent Parties as specified in the Merger Agreement; (v) in connection with the Merger, such IPC Party is entering into this Agreement and the Restrictive Covenants; (vi) the Parent Parties entered into the Merger Agreement in contemplation of such IPC Party’s execution and delivery of this Agreement, and the Parent Parties would not enter into the Merger Agreement absent such IPC Party’s execution and delivery of this Agreement; and (vii) this Agreement is intended to comply with the laws of the State of Delaware and all other jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a contract that restrains a person from engaging in a lawful profession, trade or business.

6.4                               Consultation with Counsel. Such IPC Party has consulted with legal counsel regarding the Restrictive Covenants and, based on such consultation, has determined and hereby acknowledges and agrees that the Restrictive Covenants are reasonable in terms of duration and scope and are necessary to protect the substantial goodwill acquired by the Parent Parties, the Confidential Information of the Parent Parties, the Company and their Subsidiaries and the substantial consideration paid by the Parent Parties to the Stockholders pursuant to the Merger Agreement and in connection with the consummation of the transactions contemplated thereby.

6.5                               No Inconsistent Agreement.  As of the date hereof, such IPC Party (a) has not entered into any voting agreement, voting trust or similar agreement (other than this Agreement) with respect to any of the Subject Securities indicated on Schedule A hereto, (b) has not granted a proxy, consent or power of attorney with respect to any such Subject Securities, and (c) has not taken any action that would reasonably be expected to constitute a breach hereof, make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing any of its obligations under this Agreement.

6.6                               No Defaults or Conflicts.  Neither the execution and delivery of this Agreement, or the performance by such IPC Party of its obligations hereunder (a) results in any violation of the applicable organizational documents of such IPC Party, (b) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which such IPC Party is a party or by which it is bound or to which the Subject Securities owned of record or beneficially by such IPC Party is subject; or (c) violates any existing applicable Law, judgment, order or decree of any Governmental Entity having jurisdiction over such IPC Party or the Subject Securities owned of record or beneficially by such IPC Party.

6.7                               No Governmental or other Authorization Required; Consents.  Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other person will be required to be obtained or made by such IPC Party in connection with the due execution, delivery and performance by such IPC Party of this Agreement.

6.8                               Litigation.  As of the date of this Agreement, there are no Actions pending or, to the knowledge of such IPC Party, threatened against such IPC Party, before any Governmental Entity that would prevent, impair or delay such IPC Party from performing their obligations hereunder.

7.                                      Representations and Warranties of the Parent Parties.  Each of the Parent Parties hereby represents and warrants to the IPC Parties as follows:

7.1                               Authority; Binding Obligation.  Such Parent Party has all requisite organizational power and authority to execute, deliver and perform this Agreement.  The execution by such Parent Party of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required corporate action on the part of such Parent Party, and no other proceedings on the part of such Parent Party are required to authorize this Agreement or to perform such Parent Party’s obligations hereunder.  This Agreement has been duly executed and delivered by such Parent Party and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of such Parent Party enforceable against such Parent Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by the bankruptcy, reorganization, insolvency, moratorium and similar Laws of general application relating to or affecting the enforcement of rights of creditors and general principles of equity.

7.2                               No Inconsistent Agreement.  As of the date hereof, such Parent Party has not taken any action that would reasonably be expected to constitute a breach hereof or make any of its representations or warranties contained herein untrue or incorrect.

7.3                               No Defaults or Conflicts.  Neither the execution and delivery of this Agreement or the performance by such Parent Party of its obligations hereunder (a) results in any violation of the applicable organizational documents of such Parent Party, (b) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which such Parent Party is a party, or (c) violates any existing applicable Law, judgment, order or decree of any Governmental Entity having jurisdiction over such Parent Party.

7.4                               No Governmental or other Authorization Required; Consents.  Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other person will be required to be obtained or made by such Parent Party in connection with the due execution and delivery by such Parent Party of this Agreement.

8.                                      Exclusivity.  During the period from the date of the Merger Agreement until the earlier of (x) the Effective Time or (y) the date on which the Merger Agreement is terminated, other than in connection with the consummation of the transactions contemplated thereby, each IPC Party agrees that it will not, and will not authorize or (to the extent within its control) permit any of its Subsidiaries or any of its or any of its Subsidiaries’ Affiliates or Representatives to (and shall use its commercially reasonable efforts to cause such IPC Party’s and its affiliated investment funds, management companies and their respective controlled Affiliates’ and Subsidiaries’ respective Representatives not to), directly or indirectly, in each case in the foregoing Representatives’ capacity in such role with the applicable entity, (i) initiate, solicit, facilitate, encourage or make any offers or proposals related to, an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any person that has made, or informs such IPC Party that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement, memorandum of understanding, letter of intent or similar writing, whether binding or non-binding, relating to an Acquisition Proposal.  Each IPC Party shall give notice of any Acquisition Proposal to the Parent Parties as soon as practicable following its awareness thereof.  For purposes of this Agreement, “Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with the Parent Parties) involving any acquisition, merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the acquisition of all or any material portion of the Company or its businesses or assets or any material portion of the Company’s capital stock or other equity interests.

9.                                      General Waiver and Release.  Each IPC Party does hereby, and each IPC Party shall cause such IPC Party’s Affiliates, successors and assigns and any other person or entity claiming by, through or under any of the foregoing to (and on behalf of each of them, such IPC Party does hereby), effective as of, and contingent upon, the Closing, unconditionally and irrevocably release, waive and forever discharge the Company, Parent, PubCo, each of their predecessors and successors and each of their respective past, present and future directors, officers, employees, agents, assigns, stockholders, partners, Subsidiaries and Affiliates from any and all claims, demands, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the Effective Time, but excluding any of such IPC Party’s, or, as applicable, such IPC Party’s Affiliates’, rights expressly set forth in this Agreement, the Merger Agreement or the exhibits thereto, the Ancillary Agreements, or in respect of any IPC Party’s Affiliates serving as a director or officer of the Company or any of its Subsidiaries, under any contract of insurance covering directors and officers of the Company or its Subsidiaries prior to the Closing or in the case of such Affiliate’s capacity as a director or officer of the Company or its Subsidiaries prior to the Closing, under the indemnification provisions of the Company (or any such Subsidiary’s) certificate of incorporation or bylaws.  WITHOUT LIMITING THE FOREGOING, EACH STOCKHOLDER (ON HIS, HER OR ITS OWN BEHALF AND ON BEHALF OF HIS, HER OR ITS AFFILIATES, SUCCESSORS AND ASSIGNS) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE STATUTE IN THE CONTEXT OF A GENERAL RELEASE, WHICH STATUTE GENERALLY PROVIDES FOR THE FOLLOWING: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM, HER OR IT MAY HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE DEBTOR.”  EACH STOCKHOLDER ACKNOWLEDGES THAT HE, SHE OR IT HAS CAREFULLY READ THE FOREGOING WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS CONTENTS.  Each Stockholder represents and warrants that (x) there are no liens, or claims of lien, or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein, (y) such Stockholder has not transferred or otherwise alienated any such claims or causes of action, and (z) such Stockholder is fully authorized and entitled to give the releases specified herein.

10.                               Termination.  This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect upon (i) the mutual agreement of the parties hereto or (ii) the termination of the Merger Agreement in accordance with its terms.  No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any deliberate breach of this Agreement prior to its termination.

11.                               No Partnership, Agency or Joint Venture.  This Agreement is intended to create a contractual relationship between the IPC Parties and the Parent Parties and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

12.                               No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or PubCo prior to the Effective Time any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Subject Securities.  Subject to the terms of the Merger Agreement and the consummation of the Mergers, all rights, ownership and economic benefits of and relating to any of the Stockholders’ shares of Subject Securities shall remain vested in and belong to the Stockholders prior to the Effective Time.  Nothing in this

Agreement shall be interpreted as creating or forming a “group” with any other Person, including with Parent, PubCo or any of the Majority Stockholders or any other Person, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

13.                               Miscellaneous.

13.1                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

13.2                        Binding Effect and Assignment.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

13.3                        Amendment; Modification.  This Agreement may be amended, modified or supplemented at any time only by written agreement of the parties.

13.4                        Specific Performance; Injunctive Relief.  The parties acknowledge that the rights of each party set forth herein are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law.  Accordingly, the parties agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement.  Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

13.5                        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or, by facsimile or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)		if to the IPC Parties, to

c/o Irving Place Capital
745 Fifth Avenue, 7th Floor
New York, New York 10153
Attention: Keith Zadourian
Facsimile: 212-551-4546
Email: kzadourian@irvingplacecapital.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-6064
Attention: Harvey Eisenberg
Raymond Gietz
Facsimile: (210) 310-8007
Email: harvey.eisenberg@weil.com
raymond.gietz@weil.com

(b)		if to Parent or PubCo, to

c/o Federal Street Acquisition Corp.
100 Federal Street, 35th Floor,
Boston, Massachusetts 02110
Attention: Shari H. Wolkon
Email: SWolkon@THL.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
	Attention:	Jon A. Ballis, P.C.
Richard J. Campbell, P.C.
Carol Anne Huff
Christopher R. Elder
	Facsimile:	(312) 862-2200
	E-mail:	jon.ballis@kirkland.com
richard.campbell@kirkland.com
carolanne.huff@kirkland.com
christopher.elder@kirkland.com

13.6                        Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

13.7                        Consent to Jurisdiction and Service of Process.  Each party hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a Legal Dispute that is filed in accordance with this Section 13.7 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 13.7 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.  EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

13.8                        No Third Party Beneficiaries.  Except as otherwise provided in this Agreement, this Agreement is exclusively for the benefit of the IPC Parties, and their respective successors and permitted assigns, with respect to the obligations of Parent and PubCo under this Agreement, and for the benefit of Parent and PubCo, and their respective successors and permitted assigns, with respect to the obligations of the IPC Parties under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

13.9                        Entire Agreement.  This Agreement (including Schedule A attached hereto (which is deemed for all purposes to be part of this Agreement)) and the Merger Agreement and the other agreements contemplated thereby constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.  Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement (including Schedule A attached hereto) or the Merger Agreement.

13.10                 Waiver.  Waiver of any term or condition of this Agreement by any party shall only be effective if in writing, and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

13.11                 Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

13.12                 Headings.  The Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

13.13                 Construction.

(a)                                 Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and (v)  the terms “year” and “years” mean and refer to calendar year(s).

(b)                                 Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof, and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time and in effect on the date hereof.  All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

13.14                 This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.

13.15                 Further Assurances.  Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

13.16                 Expenses.  Except as set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PARENT:

FEDERAL STREET ACQUISITION CORP.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

[Signature Page to Voting Agreement]

PUBCO:

AGILITI, INC.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

[Signature Page to Voting Agreement]

IPC PARTIES:

IPC/UHS, L.P.

By: IPCIII GP, LLC, its general partner
By: Irving Place Capital Partners III SPV, L.P., its sole member
By: IPC Advisors III SPV, L.P., its general partner
By: IPCM GP, LLC, its general partner

By:	/s/ Keith Zadourian
	Name:	Keith Zadourian
	Title:	Partner

IPC/UHS Co-Investment Partners, L.P.

By: IPCIII GP, LLC, its general partner
By: Irving Place Capital Partners III SPV, L.P., its sole member
By: IPCM GP, LLC, its general partner

By:	/s/ Keith Zadourian
	Name:	Keith Zadourian
	Title:	Partner

IRVING PLACE CAPITAL MANAGEMENT, L.P.

By: IPCM GP, LLC, its general partner

By:	/s/ Keith Zadourian
	Name:	Keith Zadourian
	Title:	Partner

[Signature Page to Voting Agreement]

EXHIBIT A

Form of Written Consent

FORM OF
WRITTEN CONSENT
UHS Holdco, Inc.

This Written Consent is solicited by the Board of Directors of UHS Holdco, Inc.

Your shares will be tabulated to approve or disapprove the Proposal as you indicate below. If you duly execute this Written Consent and return it without indicating a decision on the Proposal, your shares of Company Common Stock (as defined below) will be counted to APPROVE the Proposal.

The undersigned, being a holder of shares of common stock, par value $0.01 per share, of UHS HoldCo, Inc., a Delaware corporation (“UHS”, and all of the foregoing collectively, the “Company Common Stock”), hereby consents, by this written consent without a meeting, to the action as set forth below with respect to all of the Company Common Stock shown on the stock records of UHS as being owned by the undersigned.

The undersigned acknowledges receipt of the Consent Solicitation Statement of UHS, which is accompanied by the proxy statement/prospectus (the “Proxy Statement/Prospectus”) that is part of the registration statement on Form S-4 of Agiliti, Inc., a Delaware corporation (“Agiliti”), and which more fully describes the Proposal.

Proposal: Approval of the adoption of the Agreement and Plan of Merger, dated as of August 13, 2018, by and among Federal Street Acquisition Corp., a Delaware corporation (“FSAC”), Agiliti, a wholly-owned subsidiary of FSAC, Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Agiliti (“FSAC Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Agiliti (“UHS Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FSAC Merger Sub (“UHS Cash Merger Sub”), the Majority Stockholders and Stockholders’ Representative (each as defined in such Agreement and Plan of Merger) and UHS, as it may be amended from time to time, which is referred to as the “Merger Agreement,” a copy of which is attached to the Proxy Statement/Prospectus as Annex A, pursuant to which (i) FSAC will become a wholly-owned direct subsidiary of Agiliti and the holders of FSAC’s Class A common stock (including Class A common stock issued upon conversion of FSAC’s Class F common stock) will receive shares of Agiliti common stock; and (ii) UHS Holdco will become a wholly-owned direct subsidiary of FSAC and the equityholders of UHS Holdco will receive cash and shares of Agiliti common stock as merger consideration, as further described in the Proxy Statement/Prospectus.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

IMPORTANT: PLEASE DATE AND SIGN THIS WRITTEN CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee,

executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to UHS by faxing it to UHS, Attention: Secretary, at [•], by emailing a .pdf copy of the Written Consent to [•], or by mailing this Written Consent to UHS at [•], Attention: [•].

THIS WRITTEN CONSENT IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print or type complete name of entity)

Name:	By:
(please print or type full name)	(duly authorized signature)

Title:	Name:
(please print or type full name)	(please print or type full title)

Title:
(please print or type full title)

Date: , 2018	Date: , 2018

[Signature Page to Form of Written Consent]

SCHEDULE A

Name	Common Stock
IPC/UHS, L.P.	175,000,000
IPC/UHS Co-Investment Partners, L.P.	63,913,306
TOTAL	238,913,306